SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2008

RETAIL PRO, INC.
 (Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23049	33-0896617
(Commission File Number)	(IRS Employer Identification No.)

3252 Holiday Court, Ste. 226, La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

(858) 550-3355

 (Registrant’s telephone number, including area code)

Island Pacific, Inc.

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

As previously reported in the Current Report on Form 8-K filed on March 10, 2008, on March 3, 2008, Retail Pro, Inc. (the “Company”) entered into a Securities Purchase Agreement with Valens Offshore SPV II, Corp. (“Valens”) c/o Laurus Master Fund, Ltd. (“Laurus”) for the sale of: (a) a Secured Term Note  (the “Note”) in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000); and (b) a warrant to acquire an aggregate of 15,000,000 shares of the Company’s common stock for One Cent ($0.01) per share.

On August 26, 2008, pursuant to the terms of a Reaffirmation and Ratification Agreement (the “Agreement”), which is attached to this Current Report as Exhibit 10.1, Valens agreed to provide additional financing to the Company.  In connection with the Agreement, the Company entered into an Amended and Restated Secured Term Note with Valens c/o Laurus (the “Amended Note”), which is attached to this Current Report as Exhibit 10.2, in the principal amount of Four Million Eight Hundred Thousand Dollars ($4,800,000).  One Million Four Hundred Thousand Dollars ($1,400,000) of the proceeds from the Amended Note was placed into escrow and of that amount the Company will receive approximately One Million Dollars ($1,000,000) which will be used for working capital and other purposes and approximately Four Hundred Thousand Dollars ($400,000) will be used to pay outstanding interest and fees.

The Amended Note amends and restates in its entirety, and was given in substitution for, the Note.  In order to secure the lender’s agreement to the transaction, the Company agreed to bear the difference between the principal amount of the Amended Note, and the principal balance of the Note plus the funds made available to the Company pursuant to the transaction.  The maturity date of the Amended Note was also advanced to January 15, 2009.  The Amended Note bears interest at the “prime rate” plus 2%, provided that in no event shall the Contract Rate (as defined in the Note) be less than 9.5%.  The Company may prepay the Amended Note at any time, in whole or in part, without penalty or premium.  The Amended Note provides for mandatory prepayment upon the Company’s receipt of payment(s) pursuant to that certain Vendor Loan Agreement dated as of December 21, 2007 by and among the Company and 3Q Holdings Limited, Island Pacific (UK) Limited and Applied Retail Solutions, Inc. (the “Purchasers”) which, among other things, sets forth the certain agreements relating to the Company’s financing of $3,000,000 of the purchase price for assets of the Company sold to the Purchasers as previously reported in the Current Report on Form 8-K filed on December 28, 2007.

The Company’s obligations under the Amended Note are secured by a continuing security interest in all of the Company’s assets in favor of Laurus.  The Company’s obligations are also guaranteed by its subsidiaries.  Laurus’ security interest is governed by the Master Security Agreement and Stock Pledge Agreement that the Company executed as previously reported in the Current Report on Form 8-K filed on March 10, 2008.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.                                Description

10.1                      Reaffirmation and Ratification Agreement
10.2                      Amended and Restated Secured Term Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Retail Pro, Inc.

Date: August 29, 2008	By: /s/ Donald S. Radcliffe Name: Donald S. Radcliffe Title: Chief Executive Officer